               UCFC Acceptance Corporation         EXHIBIT 20.3
       Home Equity Loan Pass-Through Certificates
                 Series 1997-A1 and 1997-A2

             Statement To  Certificateholders

Distribution Date:  August 15, 1997

LOAN GROUP 1 PRINCIPAL BALANCE:                          356,815,970.41
TOTAL PRINCIPAL:                                           4,989,047.77
PREPAYMENTS:                                               4,483,623.70
NET LIQUIDATION PROCEEDS:                                          0.00
TOTAL INTEREST:                                            3,499,219.82

LOAN GROUP 2 PRINCIPAL BALANCE:                          170,903,138.57
TOTAL PRINCIPAL:                                           1,687,211.11
PREPAYMENTS:                                               1,539,572.11
NET LIQUIDATION PROCEEDS:                                          0.00
TOTAL INTEREST:                                            1,417,902.43


SUBSTITUTION AMOUNTS GROUP 1:                                      0.00
LOAN PURCHASE PRICES GROUP 1:                                      0.00

SUBSTITUTION AMOUNTS GROUP 2:                                      0.00
LOAN PURCHASE PRICES GROUP 2:                                      0.00

RESERVE ACCOUNT BALANCE:                                  19,801,006.56

SPECIFIED RESERVE ACCOUNT REQUIREMENT:                    34,375,000.00

CUMULATIVE RESERVE ACCOUNT WITHDRAWALS
  AS OF THE CURRENT PAYMENT DATE:                                  0.00

SUBORDINATED AMOUNT AS OF THE CURRENT
  PAYMENT DATE:                                           93,500,000.00

GROUP 1 INSURED PAYMENT RELATING TO THE
  CURRENT PAYMENT DATE:                                            0.00
GROUP 2 INSURED PAYMENT RELATING TO THE
  CURRENT PAYMENT DATE:                                            0.00

                                             TOTAL           TOTAL
                                             ACCRUED         DUE
                                             ----------      ----------
SERVICING FEES GROUP 1:                      150,752.10      129,576.42
SERVICING FEES GROUP 2:                       71,912.64       65,198.67

GUARANTEE FEES DUE GROUP 1:                                  966,787.08
GUARANTEE FEES DUE GROUP 2:                                  224,997.09
                         Page 10
                         (c) COPYRIGHT 1997 Bankers Trust Company

               UCFC Acceptance Corporation
       Home Equity Loan Pass-Through Certificates

                Series 1997-A1 and 1997-A2

            Statement To  Certificateholders



Distribution Date:  August 15, 1997

GROUP 1 REALIZED LOSSES FOR THE
  RELATED REMITTANCE PERIOD:                                    0.00
GROUP 1 CUMULATIVE REALIZED LOSSES
  AS OF THE CURRENT PAYMENT DATE:                               0.00

GROUP 2 REALIZED LOSSES FOR THE
  RELATED REMITTANCE PERIOD:                                    0.00
GROUP 2 CUMULATIVE REALIZED LOSSES
  AS OF THE CURRENT PAYMENT DATE:                               0.00

CLASS A-1 LIBOR RATE FOR THE RELATED ACCRUAL PERIOD:         5.7875%

CLASS A-9 LIBOR RATE FOR THE RELATED ACCRUAL PERIOD:         5.8875%

- -----------------------------------------------------------------------------------


DELINQUENT AND                                                             LOANS
FORECLOSURE LOAN               30 TO 59       60 TO 89      90 AND OVER     IN
INFORMATION                    DAYS           DAYS          DAYS           FORE-
                                                                           CLOSURE
- -----------------------------------------------------------------------------------
PRINCIPAL BALANCE - GROUP 1   9,053,560.13   3,255,829.09  2,055,077.11     0.00
NUMBER OF LOANS                        169             73            31        0

PRINCIPAL BALANCE - GROUP 2   3,504,297.05   1,346,186.03  1,110,162.12     0.00
NUMBER OF LOANS                         49             18            12        0

AGGREGATE PRINCIPAL BALANCE  12,557,857.18   4,602,015.12  3,165,239.23     0.00
AGGREGATE NUMBER OF LOANS              218             91            43        0

Note: Quantity and Principal Balance of Foreclosures and Bankruptcies
      are Included in the Delinquency Figures.
- -----------------------------------------------------------------------------------

LOANS IN BANKRUPTCY PROCEEDINGS-GROUP 1:                           23

PRINCIPAL BALANCE OF LOANS IN
  BANKRUPTCY PROCEEDINGS-GROUP 1:                        1,100,566.64

LOANS IN BANKRUPTCY PROCEEDINGS-GROUP 2:                            7

PRINCIPAL BALANCE OF LOANS IN
  BANKRUPTCY PROCEEDINGS-GROUP 2:                          515,318.10

REO LOANS - GROUP 1:                                                0
PRINCIPAL BALANCE OF REO LOANS - GROUP 1:                        0.00

REO LOANS - GROUP 2:                                                0
PRINCIPAL BALANCE OF REO LOANS - GROUP 2:                        0.00

BOOK VALUE OF REO PROPERTY, IF AVAILABLE:                        0.00
REO PROCEEDS:                                                    0.00

REO PROPERTY MATTERS:              (SEE ATTACHMENTS IF ANY)

OTHER FORECLOSURE INFORMATION:     (SEE ATTACHMENTS IF ANY)

                                   (c) COPYRIGHT 1997 Bankers Trust Company

               UCFC Acceptance Corporation
       Home Equity Loan Pass-Through Certificates

                Series 1997-A1 and 1997-A2

            Statement To  Certificateholders



Distribution Date:  August 15, 1997


CLASS A-1 INTEREST SHORTFALL AMOUNT:                         0.00
CLASS A-2 INTEREST SHORTFALL AMOUNT:                         0.00
CLASS A-3 INTEREST SHORTFALL AMOUNT:                         0.00
CLASS A-4 INTEREST SHORTFALL AMOUNT:                         0.00
CLASS A-5 INTEREST SHORTFALL AMOUNT:                         0.00
CLASS A-6 INTEREST SHORTFALL AMOUNT:                         0.00
CLASS A-7 INTEREST SHORTFALL AMOUNT:                         0.00
CLASS A-8 INTEREST SHORTFALL AMOUNT:                         0.00
CLASS A-9 INTEREST SHORTFALL AMOUNT:                         0.00

CLASS A-1 PRINCIPAL SHORTFALL AMOUNT:                        0.00
CLASS A-2 PRINCIPAL SHORTFALL AMOUNT:                        0.00
CLASS A-3 PRINCIPAL SHORTFALL AMOUNT:                        0.00
CLASS A-4 PRINCIPAL SHORTFALL AMOUNT:                        0.00
CLASS A-5 PRINCIPAL SHORTFALL AMOUNT:                        0.00
CLASS A-6 PRINCIPAL SHORTFALL AMOUNT:                        0.00
CLASS A-7 PRINCIPAL SHORTFALL AMOUNT:                        0.00
CLASS A-8 PRINCIPAL SHORTFALL AMOUNT:                        0.00
CLASS A-9 PRINCIPAL SHORTFALL AMOUNT:                        0.00



CLASS A-1 CARRY-FORWARD AMOUNT:                              0.00
CLASS A-2 CARRY-FORWARD AMOUNT:                              0.00
CLASS A-3 CARRY-FORWARD AMOUNT:                              0.00
CLASS A-4 CARRY-FORWARD AMOUNT:                              0.00
CLASS A-5 CARRY-FORWARD AMOUNT:                              0.00
CLASS A-6 CARRY-FORWARD AMOUNT:                              0.00
CLASS A-7 CARRY-FORWARD AMOUNT:                              0.00
CLASS A-8 CARRY-FORWARD AMOUNT:                              0.00
CLASS A-9 CARRY-FORWARD AMOUNT:                              0.00


                              PAGE 12

                               (c) COPYRIGHT 1997 Bankers Trust Company